[SUTHERLAND ASBILL & BRENNAN LLP]

THOMAS E BISSET
DIRECT LINE: 202.383.0118
Internet: thomas.bisset@ sutherland.com

April 17, 2015

American Family Life Insurance Company
6000 American Parkway
Madison, WI 53738

Re:           American Family Variable Account I
(File No. 333-147408)

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 10 to the Registration Statement on Form N-6 for American Family Variable Account I (File No. 333-147408).  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

   /s/ Thomas E. Bisset
   Thomas E. Bisset